Marcum & Kliegman LLP

                   Certified Public Accountants & Consultants
     A Limited Liability Partnership Consisting of Professional Corporations


May 21, 2003

Cedric Kushner Promotions, Inc.
1414 Avenue of Americas, Suite 1402
New York, NY 10019
Attention: The Board of Directors

     Re: Form 10-KSB Electronically Filed on May 20, 2003

We learned this morning that Cedric Kushner Promotions, Inc. (the "Company") electronically filed last evening, May 20, 2003, its Form 10-KSB with our purported final "signed" auditor's report and accompanying financial statements and footnotes. As you are aware, and as we have made clear to you in writing yesterday evening prior to your electronic filing (see copy of attached email), our final comments had not been incorporated into the financial statements and footnotes, our audit was not yet complete and still subject to our final review, and the filing with the SEC of our auditor's report was not authorized by us. When we spoke earlier with Cedric Kushner, the Company's President, CEO, and Chairman, we suggested that Mr. Kushner take this matter up with the Company's counsel, Gregory Sichenzia, Esq., and others at the Company, to take steps to rectify this situation as soon as possible. Please advise our attorney, Mr. Sacher (whose name and fax number is set forth below), in writing, what steps the Company will now undertake to correct this serious mistake, and the time frame for doing so.

Very truly yours,

Marcum & Kliegman LLP

/s/ David C. Bukz
    David C. Bukz


DCB/gg

Enclosure

Sent Via Fax: (212) 755-1989

cc:      Barton S. Sacher, Esq.
         Sent Via Fax: (305) 374-2605
         Gregory Sichenzia, Esq.
         Sent Via Fax: (212) 930-9725

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